EXHIBIT (s)(2)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of the funds listed below (collectively, the “Funds”), do hereby severally constitute and appoint Thomas E. Faust Jr., James F. Kirchner. Kimberly M. Roessiger or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement on Form N-2, including but not limited to the “Registration Statements” defined below, and any and all amendments (including pre-effective and post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Funds, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Fund	1940 Act File No.	1933 Act File No.
Eaton Vance Enhanced Equity Income Fund (EOI)	811-21614	333-229447
Eaton Vance Enhanced Equity Income Fund II (EOS)	811-21670	333-229448
Eaton Vance Floating-Rate Income Trust (EFT)	811-21574	333-231534
Eaton Vance Municipal Income Trust (EVN)	811-09141	333-233835
Eaton Vance National Municipal Opportunities Trust (EOT)	811-22269	333-234007
Eaton Vance Senior Floating-Rate Trust (EFR)	811-21411	333-229695
Eaton Vance Senior Income Trust (EVF)	811-09013	333-227968
Eaton Vance Tax-Advantaged Dividend Income Fund (EVT)	811-21400	333-230093
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (ETO)	811-21519	333-255236
Eaton Vance Tax-Managed Buy-Write Income Fund (ETB)	811-21676	333-256242
Eaton Vance Tax-Managed Buy-Write Opportunities Fund (ETV)	811-21735	333-236939
Eaton Vance Tax-Managed Diversified Equity Income Fund (ETY)	811-21832	333-229445
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (ETW)	811-21745	333-255148
Eaton Vance Tax-Managed Global Diversified Equity Income Fund (EXG)	811-21973	333-229446

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date
/s/ Edward J. Perkin Edward J. Perkin	President and Principal Executive Officer of EOI, EOS, EVT, ETO, ETB, ETV, ETY, ETW and EXG	June 18, 2021
/s/ Eric A. Stein Eric A. Stein	President and Principal Executive Officer of EFT, EVN, EOT, EFR and EVF	June 18, 2021
/s/ James F. Kirchner James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	June 18, 2021

/s/ Thomas E. Faust Jr. Thomas E. Faust Jr.	Trustee	June 18, 2021
/s/ Mark R. Fetting Mark R. Fetting	Trustee	June 18, 2021
/s/ Cynthia E. Frost Cynthia E. Frost	Trustee	June 18, 2021
/s/ George J. Gorman George J. Gorman	Trustee	June 18, 2021
/s/ Valerie A. Mosley Valerie A. Mosley	Trustee	June 18, 2021
/s/ William H. Park William H. Park	Trustee	June 18, 2021
/s/ Helen Frame Peters Helen Frame Peters	Trustee	June 18, 2021
/s/ Keith Quinton Keith Quinton	Trustee	June 18, 2021
/s/ Marcus L. Smith Marcus L. Smith	Trustee	June 18, 2021
/s/ Susan J. Sutherland Susan J. Sutherland	Trustee	June 18, 2021
/s/ Scott E. Wennerholm Scott E. Wennerholm	Trustee	June 18, 2021

[Power of Attorney]